UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): August 22, 2019

NESCO HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38186	84-2531628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6714 Pointe Inverness Way, Suite 220 Fort Wayne, Indiana		46804
(Address of principal executive offices)		(Zip code)
(800) 252-0043
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, $0.0001 par value	NSCO	New York Stock Exchange
Redeemable warrants, exercisable for Common Stock, $0.0001 par value	NSCO WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Directors

In connection with the consummation of initial business combination of Nesco Holdings, Inc. (the “Company”) on July 31, 2019, the size of the board of directors of the Company (the “Board”) was set at nine members pursuant to that certain Stockholders’ Agreement, dated as of July 31, 2019 (the “Stockholders’ Agreement), by and among the Company, certain affiliates of Energy Capital Partners (“ECP”) and the other stockholders signatory thereto. At the closing of such initial business combination, seven of the nine board members were appointed to the Board, with the two remaining vacancies to be selected by affiliates of ECP pursuant to the Stockholders’ Agreement.

On August 22, 2019, ECP, pursuant to its rights under the Stockholders’ Agreement and through its affiliates, designated, and the board appointed, Mr. Matthew Himler and Ms. Jennifer Gray to fill the two vacancies of the Board. Mr. Himler was appointed as a Class B director with a term ending at the Company’s 2021 Annual Meeting. Ms. Gray was appointed as a Class A director with a term ending at the Company’s 2020 Annual Meeting.

Mr. Himler and Ms. Gray will not receive separate compensation as members of the Board, and there has been no transaction, or proposed transaction, since January 1, 2019, to which any of Mr. Himler, Ms. Gray or any member of either of their immediate family had or is to have a direct or indirect material interest or would otherwise be reportable under Item 404(a) of Regulation S-K.

The Company has entered into standard indemnification agreements with each of Mr. Himler and Ms. Gray on the same terms contained in the Company’s standard form previously filed with the SEC on August 1, 2019, as Exhibit 10.2 to the Company’s Current Report on Form 8-K.

Designation of Principal Accounting Officer

Effective as of August 22, 2019, the Board designated Mr. R. Todd Barrett as the Company’s principal accounting officer as defined by the Securities and Exchange Commission (the “SEC”). Mr. Bruce Heinemann, the Company’s Chief Financial Officer and Secretary, had served as the Company’s principal financial officer and principal accounting officer prior to Mr. Barrett’s designation and will continue to serve as the Company’s principal financial officer.

Mr. Barrett, 48, has served as the Chief Accounting Officer of the Company since the closing of its initial business combination on July 31, 2019. Prior to joining the Company, Mr. Barrett served as an engagement director for the accounting advisory firm, CLA (CliftonLarsonAllen LLP) from January 2019 to June 2019. Before joining CLA, Mr. Barrett was a Partner at Ernst & Young LLP from July 2008 to December 2018, prior to which he held multiple managerial roles for over a decade.

Mr. Barrett does not have any family relationship with any director or executive officer of the Company or any person chosen by the Company to become a director or executive officer. There is no arrangement or understanding between Mr. Barrett and any other person pursuant to which he (i) was appointed as the Company’s Chief Accounting Officer or (ii) subsequently designated as the Company’s principal accounting officer. There has been no transaction, or proposed transaction, since January 1, 2019, to which Mr. Barrett or any member of his immediate family had or is to have a direct or indirect material interest or would otherwise be reportable under Item 404(a) of Regulation S-K.

The Company has entered into a standard indemnification agreement with Mr. Barrett on the same terms contained in the Company’s standard form previously filed with the SEC on August 1, 2019, as Exhibit 10.2 to the Company’s Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 27, 2019	Nesco Holdings, Inc.

/s/ Bruce Heinemann
Bruce Heinemann Chief Financial Officer and Secretary